Exhibit 99.1

bread financial

Bread Financial reports third quarter 2024 results

COLUMBUS, Ohio, October 24, 2024 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions, today announced financial results for the third quarter ended September 30, 2024.

	Third quarter 2024		Year-to-date 2024	
($ in millions, except per share amounts)	**Total company**	**Continuing operations**	**Total company**	**Continuing operations**
Net income	**$2**	**$3**	**$270**	**$272**
Adjusted net income[(1)]	**$93**	**$94**	**$361**	**$363**
Earnings per diluted share	**$0.05**	**$0.06**	**$5.37**	**$5.40**
Adjusted earnings per diluted share[(1)]	**$1.83**	**$1.84**	**$7.17**	**$7.20**

(1) Adjusted for the post-tax impact from our repurchased convertible notes, and therefore represent Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

$17.8B	$983MM	13.3%	$47.48
3Q24 Average loans	**3Q24 Revenue**	**Common equity tier 1 capital ratio**	**Tangible book value per common share[(2)]**

- Repurchased $262 million in principal amount of convertible notes, impacting pre-tax results by $96 million, primarily due to the repurchase premium paid.
- Relative to the third quarter of 2023:
  - Average loans increased 1%, benefiting from new partner growth and stabilizing consumer spend.
  - Common equity tier 1 (CET1) capital ratio increased 40 basis points to 13.3%.
  - Tangible book value per common share[(2)] increased $5.02, or 12%, to $47.48.
- Third quarter delinquency rate was 6.4% and net loss rate was 7.8%.

(2) Tangible book value per common share is a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

CEO COMMENTARY

"Our third quarter results demonstrated our commitment to growing our business responsibly and opportunistically allocating capital to reduce risk and improve our balance sheet. We continued to execute on our long-term funding plan by repurchasing $262 million in principal amount of our convertible notes funded with cash on hand. Furthermore, our overall funding mix continued to improve with strong direct-to-consumer deposit growth and reduced wholesale deposit funding. We generated adjusted net income of $93 million and adjusted diluted EPS of $1.83 in the quarter, which excludes the $91 million post-tax impact from the repurchased convertible notes. Our common equity tier 1 capital ratio increased 40 basis points year-over-year to 13.3%, reflecting our disciplined capital allocation.

"During the quarter, we completed the acquisition and launch of the Saks Fifth Avenue Credit Card and Saks World Elite Mastercard® Credit Card. We are excited to share our cross-channel expertise across our credit, loyalty, marketing, and data insights with this renowned brand, allowing us to deliver a strong value proposition for Saks customers.

"Consumer spending patterns have remained consistent with the second quarter as consumers made more frequent shopping trips with lower transaction sizes. Spending continues to be more heavily weighted toward non-discretionary purchases, which are enabled by our expanded co-brand and proprietary products, along with back-to-school items at apparel and discount stores. With inflation continuing to normalize, gas prices declining, growth in real wages, and a steady labor market, we are starting to see signs of stabilization in credit sales and expect a gradual economic recovery.

"We continue to execute on our mitigation strategy to offset the potential impact of the CFPB's final rule on credit card late fees, and have various pricing changes in-market including increased APRs and statement fees. While uncertainty remains surrounding the timing and outcome of ongoing litigation related to the rule, we remain confident in our ability to generate strong returns and achieve our long-term strategic objectives and financial targets regardless of the litigation outcome.

"As discussed at our investor day, we are in a position of strength with increased capital flexibility and financial resilience and are well-equipped to address uncertainty, enabling us to generate sustainable long-term value for our shareholders."

- Ralph Andretta, president and chief executive officer

Bread Financial | October 24, 2024 1

Bread Financial | October 24, 2024 2 "Our third quarter financial results were impacted by our strategic decision to repurchase, through separate privately negotiated transactions, $262 million in principal amount of our convertible notes, which resulted in $96 million of additional pre-tax expense, a $5 million favorable tax impact, and a $67 million reduction to equity in the quarter. To facilitate the repurchase, our subsidiary banks' boards approved a $400 million dividend to the parent company in the quarter. After giving effect to the repurchase adjustments and gain on portfolio sale, PPNR would have decreased 5% year-over-year due primarily to lower late fees in the quarter, partially offset by a 5% year-over-year decrease in adjusted total expenses. When we issued our convertible notes in the second quarter of 2023, we also entered into capped call transactions which are designed to reduce potential dilution to our common stock and/or offset certain cash payments we may be required to make in excess of the principal amount of the convertible notes. We strategically chose to leave the full amount of the capped calls outstanding in connection with the repurchases, and therefore the capped calls remain available to potentially offset certain of the economic impacts of the convertible notes. As expected, third quarter net interest margin increased sequentially to 18.8%, reflecting typical seasonal trends. "We continued to strengthen our balance sheet by reducing debt and dilution risk while growing our CET1 to 13.3%, representing a 40 basis point year-over-year improvement. Additionally, direct-to-consumer deposits increased 23% year-over-year to $7.5 billion at quarter-end. Our average direct-to-consumer deposits now represent 41% of total funding, up from 35% a year ago. In October, we extended the maturity of our undrawn $700 million revolving credit facility from June 2026 to October 2028. "From a credit perspective, our third quarter 2024 results were consistent with our expectations, as delinquency and net loss rates are showing signs of stability, and moving in line with seasonal trends. We continue to proactively manage credit and remain cautiously optimistic for gradual improvement, versus seasonal trends, following the broader economic recovery. "Our reserve rate of 12.2% remained stable within the range we have seen over the past seven quarters. In this challenging macroeconomic environment, we continue to maintain conservative economic scenario weightings in our credit reserve modeling and believe our loan loss reserve provides an appropriate margin of protection. "Litigation associated with the CFPB late fee rule is ongoing and the outcome and timing of the implementation of the rule is still unknown. We continue to actively implement mitigation plans intended to limit the financial impact of the final rule on our business. Because of the time frame required for certain of these actions to roll through our existing portfolio, we expect the net impact of the rule to lessen over time. "We remain disciplined in our commitment to our capital priorities and are confident in our ability to adapt our business to potential regulatory and economic changes while achieving strong financial results." - Perry Beberman, executive vice president and chief financial officer 2024 full year outlook Our 2024 outlook remains unchanged from the second quarter of 2024 and assumes no impact from the CFPB late fee rule given uncertainty surrounding the timing and outcome of the ongoing litigation. • "Our 2024 outlook reflects slower sales growth as a result of continued moderation in consumer spending and our proactive strategic credit tightening, both of which are pressuring loan and revenue growth and the net loss rate. In addition, our outlook assumes ongoing interest rate decreases by the Federal Reserve, which will pressure total net interest income. • Average loan growth: "Based on our current economic outlook, strategic credit tightening actions, higher gross credit losses, and visibility into our pipeline, we expect 2024 average credit card and other loans to be down low single digits relative to 2023. • Total revenue: "Total revenue growth, excluding gains on portfolio sales, is anticipated to be down low- to mid-single digits with a full year net interest margin lower than 2023, reflecting higher reversals of interest and fees due to expected higher gross credit losses, declining interest rates, and a continued shift in product mix to co-brand and proprietary products. • Total expenses: "As a result of efficiencies gained from ongoing investments in technology modernization and digital advancement, along with disciplined expense management, we expect our total expenses, as adjusted to exclude the $96 million pre-tax impact from our repurchased convertible notes, would be down mid- single digits relative to 2023. Expenses are projected to be higher sequentially in the fourth quarter of 2024 versus the adjusted third quarter figure due primarily to higher sales volumes and marketing expenses. • Net loss rate: "We continue to anticipate a net loss rate in the low 8% range for 2024. • Effective tax rate: "Excluding the impact from our repurchased convertible notes, we continue to expect our full year normalized effective tax rate to be in the range of 25% to 26%, with quarter-over-quarter variability due to the timing of certain discrete items." CFO COMMENTARY

Bread Financial | October 24, 2024 3 PPNR adjusted for unique items* $529MM $501MM 3Q23 3Q24 Continuing operations(1) Third quarter Year-to-date ($ in millions, except per share amounts) 2024 2023 % change 2024 2023 % change Total net interest and non-interest income (“Revenue”) $ 983 $ 1,031 (5) $ 2,913 $ 3,273 (11) Net principal losses 347 304 14 1,122 998 12 Reserve build (release) 22 — nm (142) (251) (43) Provision for credit losses 369 304 21 980 747 31 Total non-interest expenses 574 502 14 1,525 1,576 (3) Income from continuing operations before income taxes 40 225 (82) 408 950 (57) Income from continuing operations $ 3 $ 173 (98) $ 272 $ 693 (61) Weighted average shares outstanding – diluted 51.0 50.1 50.3 50.2 Income from continuing operations per diluted share $ 0.06 $ 3.46 (98) $ 5.40 $ 13.80 (61) Adjusted income from continuing operations(2) $ 94 $ 173 (46) $ 363 $ 693 (48) Adjusted income from continuing operations per diluted share(2) $ 1.84 $ 3.46 (47) $ 7.20 $ 13.80 (48) Pretax pre-provision earnings (PPNR)* $ 409 $ 529 (23) $ 1,388 $ 1,697 (18) PPNR excl. gain on portfolio sale & impact from repurchased Convertible Notes* $ 501 $ 529 (5) $ 1,475 $ 1,467 1 Revenue $1,031MM $983MM 3Q23 3Q24 -5% Key operating and financial metrics Credit metrics (1) Excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly. (2) Adjusted for the impact from repurchased Convertible Notes, and therefore represent Non-GAAP financial measures. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures". * PPNR and PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes are Non-GAAP financial measures. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures". nm – Not meaningful, denoting a variance of 1,000 percent or more. Diluted EPS Credit sales $6.7B $6.5B 3Q23 3Q24 -3% Net loss rate 6.9% 7.8% 3Q23 3Q24 Delinquency rate 6.3% 6.4% 3Q23 3Q24 Total company $3.42 $0.05 3Q23 3Q24 Continuing ops. $3.46 $0.06 $1.84 3Q23 3Q24 Adj. 3Q24 +10 bps +90 bps (1) -5% (2) PPNR excluding gain on portfolio sale and impact from repurchas d Convertible Notes*

Third quarter 2024 compared with third quarter 2023 – continuing operations

- Credit sales were $6.5 billion for the third quarter of 2024, a decrease of $0.2 billion, or 3%, reflecting moderated consumer spending and ongoing strategic credit tightening, partially offset by new partner growth.
- Average credit card and other loans of $17.8 billion were up 1%, benefiting from new partner growth and stabilizing consumer spending, while end-of-period credit card and other loans of $17.9 billion were flat.
- Revenue decreased $48 million, or 5%, primarily due to lower late fees resulting from our gradual shift in product mix leading to a lower proportion of private label accounts and reduced merchant discount fees resulting from lower big ticket credit sales.
- Total non-interest expenses increased $72 million, or 14%, driven by the $96 million pre-tax impact from our repurchased convertible notes, partially offset by a reduction in card and processing expenses of $27 million, or 26%. Excluding the impact from our repurchased convertible notes, adjusted total expenses, which is a Non-GAAP financial measure, decreased 5%.
- Income from continuing operations decreased $170 million primarily due to the $91 million post-tax impact from our repurchased convertible notes, as well as a higher provision for credit losses, and lower net interest income. Excluding the impact from our repurchased convertible notes, adjusted income from continuing operations, which is a Non-GAAP financial measure, decreased 46%.
- PPNR, a Non-GAAP financial measure, decreased $120 million, or 23%, primarily driven by the $96 million pre-tax impact from our repurchased convertible notes. Excluding the gain on portfolio sale and impact from our repurchased convertible notes, PPNR decreased 5%.
- The delinquency rate of 6.4% increased from 6.3% in the third quarter of 2023.
- The net loss rate of 7.8% increased from 6.9% in the third quarter of 2023.
- CET1 of 13.3% increased from 12.9% in the third quarter of 2023.

3Q24 impact from repurchased Convertible Notes

($ in millions, except per share amounts)	Total expenses	Income from cont. ops.	Diluted EPS from cont. ops.
GAAP-basis	$ 574	$ 3	$ 0.06
Impact from repurchased Convertible Notes	96	91	$ 1.78
Adjusted GAAP-basis[(1)]	**$ 478**	**$ 94**	**$ 1.84**

(1) Adjusted GAAP-basis figures are Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

Contacts

Investor Relations: Brian Vereb (brian.vereb@breadfinancial.com)

Susan Haugen (susan.haugen@breadfinancial.com)

Media Relations: Rachel Stultz (rachel.stultz@breadfinancial.com)

Bread Financial | October 24, 2024 4

Bread Financial | October 24, 2024 5 Forward-looking Statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, higher interest rates, labor market conditions, recessionary pressures or a concern over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behavior; global political and public health events and conditions, including ongoing wars and military conflicts and natural disasters; future credit performance, including the level of future delinquency and write-off rates; the loss of, or reduction in demand from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future federal and state legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to third party service providers that we completed in 2022; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any tax or other liability or adverse impacts arising out of or related to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. (LVI) and certain of its subsidiaries and subsequent litigation or other disputes. In addition, the Consumer Financial Protection Bureau (CFPB) has issued a final rule that, absent a successful legal challenge, will place significant limits on credit card late fees, which would have a significant impact on our business and results of operations for at least the short term and, depending on the effectiveness of the mitigating actions that we have taken or may in the future take in anticipation of, or in response to, the final rule, may potentially adversely impact us over the long term; we cannot provide any assurance as to the effective date of the rule, the result of any pending or future challenges or other litigation relating to the rule, or our ability to mitigate or offset the impact of the rule on our business and results of operations. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Bread Financial | October 24, 2024 6 Non-GAAP Financial Measures We prepare our audited Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes Non-GAAP Financial Measures. Our calculations of Non-GAAP Financial Measures may differ from the calculations of similarly titled measures by other companies. In particular: • In August and again in September 2024, we entered into separate, privately negotiated repurchase agreements with a limited number of convertible note holders to repurchase a portion of our outstanding $316 million aggregate principal amount of 4.25% Convertible Senior Notes due 2028 (the Convertible Notes). From a GAAP perspective, we paid a premium to induce these repurchases which resulted in an impact to non-interest expenses. This aggregate $96 million impact is reflected in Total non-interest expenses, with a corresponding $5 million favorable tax impact, also reflected in Net income and consequentially our Earnings per diluted share. We have shown adjustments to these three financial statement line items, for total Company as well as for continuing operations, to exclude the impact from our repurchased Convertible Notes. We use Adjusted total non-interest expenses, Adjusted net income, and Adjusted earnings per diluted share to more clearly evaluate the ongoing operations of the Company. • Pretax pre-provision earnings (PPNR) represents Income from continuing operations before income taxes and the Provision for credit losses. PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes then excludes from PPNR the gain on any portfolio sale in the period, as well as the inducement expense from our repurchased Convertible Notes in the period. We use PPNR and PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes as metrics to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses and the one-time nature of a gain on the sale of a portfolio and/or the impact from repurchased Convertible Notes. • Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. We use ROTCE as a metric to evaluate the Company's performance. • Tangible common equity over Tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to absorb losses. • Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share, a metric used across the industry, to estimate liquidation value. We believe the use of these Non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures”.

Bread Financial | October 24, 2024 7 Conference call/webcast information Bread Financial will host a conference call on Thursday, October 24, 2024, at 8:30 a.m. (Eastern Time) to discuss the company’s third quarter results. The conference call will be available via the internet at investor.breadfinancial.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download, and install any necessary software. The recorded webcast will also be available on the company’s website. About Bread Financial™ Bread Financial® (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive suite of payment solutions that includes private label and co-brand credit cards and Bread Pay® buy now, pay later products. Bread Financial also offers direct-to-consumer products that give customers more access, choice and freedom through its branded Bread Cashback® American Express® Credit Card, Bread Rewards™ American Express® Credit Card and Bread Savings® products.         Headquartered in Columbus, Ohio, Bread Financial is powered by its approximately 7,000 global associates and is committed to sustainable business practices. To learn more about Bread Financial, visit breadfinancial.com or follow us on Facebook, LinkedIn, X and Instagram.

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,	
	2024	2023	2024	2023
Interest income				
Interest and fees on loans	$ 1,224	$ 1,256	$ 3,645	$ 3,697
Interest on cash and investment securities	53	45	161	135
Total interest income	1,277	1,301	3,806	3,832
Interest expense				
Interest on deposits	153	143	461	387
Interest on borrowings	87	76	268	254
Total interest expense	240	219	729	641
Net interest income	**1,037**	**1,082**	**3,077**	**3,191**
Non-interest income				
Interchange revenue, net of retailer share arrangements	(95)	(84)	(272)	(244)
Gain on portfolio sale	4	—	9	230
Other	37	33	99	96
Total non-interest income	(54)	(51)	(164)	82
Total net interest and non-interest income	**983**	**1,031**	**2,913**	**3,273**
Provision for credit losses	**369**	**304**	**980**	**747**
Total net interest and non-interest income, after provision for credit losses	614	727	1,933	2,526
Non-interest expenses				
Employee compensation and benefits	228	210	655	647
Card and processing expenses	77	104	241	339
Information processing and communication	73	73	220	222
Marketing expenses	38	36	99	115
Depreciation and amortization	22	23	68	92
Other	136	56	242	161
Total non-interest expenses	**574**	**502**	**1,525**	**1,576**
Income from continuing operations before income taxes	40	225	408	950
Provision for income taxes	37	52	136	257
Income from continuing operations	3	173	272	693
Loss from discontinued operations, net of income taxes	(1)	(2)	(2)	(18)
Net income	**$ 2**	**$ 171**	**$ 270**	**$ 675**
Basic income per share				
Income from continuing operations	$ 0.06	$ 3.47	$ 5.48	$ 13.85
Loss from discontinued operations	$ (0.01)	$ (0.03)	$ (0.04)	$ (0.37)
Net income per share	**$ 0.05**	**$ 3.44**	**$ 5.44**	**$ 13.48**
Diluted income per share				
Income from continuing operations	$ 0.06	$ 3.46	$ 5.40	$ 13.80
Loss from discontinued operations	$ (0.01)	$ (0.04)	$ (0.03)	$ (0.36)
Net income per share	**$ 0.05**	**$ 3.42**	**$ 5.37**	**$ 13.44**
Weighted average common shares outstanding				
Basic	49.7	49.9	49.6	50.0
Diluted	51.0	50.1	50.3	50.2
Pretax pre-provision earnings (PPNR)*	$ 409	$ 529	$ 1,388	$ 1,697
Less: Gain on portfolio sales	(4)	—	(9)	(230)
Add: Impact from repurchased Convertible Notes	96	—	96	—
PPNR excl. gain on portfolio sale and impact from repurchased Convertible Notes*	**$ 501**	**$ 529**	**$ 1,475**	**$ 1,467**

* *PPNR and PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes are Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

Bread Financial | October 24, 2024 8

Bread Financial | October 24, 2024 9 BREAD FINANCIAL HOLDINGS, INC. UNAUDITED CONSOLIDATED BALANCE SHEETS (In millions) September 30, 2024 December 31, 2023 ASSETS Cash and cash equivalents $ 3,451 $ 3,590 Credit card and other loans Total credit card and other loans 17,933 19,333 Allowance for credit losses (2,190) (2,328) Credit card and other loans, net 15,743 17,005 Investments 277 253 Property and equipment, net 148 167 Goodwill and intangible assets, net 754 762 Other assets 1,363 1,364 Total assets $ 21,736 $ 23,141 LIABILITIES AND STOCKHOLDERS' EQUITY Deposits Direct-to-consumer (retail) $ 7,483 $ 6,454 Wholesale and other 5,364 7,166 Total deposits 12,847 13,620 Debt issued by consolidated variable interest entities 3,543 3,898 Long-term and other debt 1,041 1,394 Other liabilities 1,193 1,311 Total liabilities 18,624 20,223 Total stockholders’ equity 3,112 2,918 Total liabilities and stockholders’ equity $ 21,736 $ 23,141 Shares of common stock outstanding 49.7 49.3

Bread Financial | October 24, 2024 10 Note: The unaudited Consolidated Statements of Cash Flows are presented reflecting the combined cash flows from continuing and discontinued operations. BREAD FINANCIAL HOLDINGS, INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) Nine months ended September 30, 2024 2023 CASH FLOWS FROM OPERATING ACTIVITIES Net income $ 270 $ 675 Adjustments to reconcile net income to net cash provided by operating activities Provision for credit losses 980 747 Depreciation and amortization 68 92 Deferred income taxes (64) (35) Non-cash stock compensation 41 32 Amortization of deferred financing costs 17 20 Amortization of deferred origination costs 72 67 Gain on portfolio sale (9) (230) Loss (gain) on debt extinguishment and repurchased Convertible Notes 105 (3) Change in other operating assets and liabilities Change in other assets 34 38 Change in other liabilities (115) (56) Other (19) 23 Net cash provided by operating activities 1,380 1,370 CASH FLOWS FROM INVESTING ACTIVITIES Change in credit card and other loans 505 217 Proceeds from sale of credit card loan portfolios 100 2,499 Purchase of credit card loan portfolio (375) (81) Purchases of investments (29) (39) Maturities of investments 10 10 Other, including capital expenditures (29) (27) Net cash provided by investing activities 182 2,579 CASH FLOWS FROM FINANCING ACTIVITIES Unsecured borrowings under debt agreements 300 801 Repayments/maturities of unsecured borrowings under debt agreements (821) (1,299) Debt issued by consolidated variable interest entities 1,265 1,517 Repayments/maturities of debt issued by consolidated variable interest entities (1,617) (4,782) Net decrease in deposits (775) (559) Payment of deferred financing costs (8) (50) Payment for capped call transactions — (39) Dividends paid (32) (32) Repurchase of common stock (11) (35) Other (8) (3) Net cash used in financing activities (1,707) (4,481) Change in cash, cash equivalents and restricted cash (145) (532) Cash, cash equivalents and restricted cash at beginning of period 3,616 3,927 Cash, cash equivalents and restricted cash at end of period $ 3,471 $ 3,395

BREAD FINANCIAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except percentages)

	As of or for the three months ended September 30,			As of or for the nine months ended September 30,		
	2024	2023	% change	2024	2023	% change
Adjusted net income						
Income from continuing operations	$ 3	$ 173	(98)	$ 272	$ 693	(61)
Income (loss) from discontinued operations	(1)	(2)	(64)	(2)	(18)	(90)
Net income	2	171	(99)	270	675	(60)
Impact from repurchased Convertible Notes	91	—	nm	91	—	nm
Adjusted net income	$ 93	$ 171	(46)	$ 361	$ 675	(47)
Adjusted income from continuing operations	$ 94	$ 173	(46)	$ 363	$ 693	(48)
Weighted average shares outstanding – diluted	51.0	50.1		50.3	50.2	
Adjusted income per diluted share						
Net income from continuing operations per diluted share	$ 0.06	$ 3.46	(98)	$ 5.40	$ 13.80	(61)
Net income (loss) from discontinued operations per diluted share	(0.01)	(0.04)	(65)	(0.03)	(0.36)	(90)
Net income per diluted share	$ 0.05	$ 3.42	(99)	$ 5.37	$ 13.44	(60)
Impact from repurchased Convertible Notes	1.78	—	nm	1.80	—	nm
Adjusted net income per diluted share	$ 1.83	$ 3.42	(47)	$ 7.17	$ 13.44	(47)
Adjusted income from continuing operations per diluted share	$ 1.84	$ 3.46	(47)	$ 7.20	$ 13.80	(48)
Adjusted total non-interest expenses						
Total non-interest expenses	$ 574	$ 502	14	$ 1,525	$ 1,576	(3)
Impact from repurchased Convertible Notes	96	—	nm	96	—	nm
Adjusted total non-interest expenses	$ 478	$ 502	(5)	$ 1,429	$ 1,576	(9)
Pretax pre-provision earnings						
Income from continuing operations before income taxes	$ 40	$ 225	(82)	$ 408	$ 950	(57)
Provision for credit losses	369	304	21	980	747	31
Pretax pre-provision earnings (PPNR)	$ 409	$ 529	(23)	$ 1,388	$ 1,697	(18)
Less: Gain on portfolio sale	(4)	—	nm	(9)	(230)	(96)
Add: Impact from repurchased Convertible Notes	96	—	nm	96	—	nm
PPNR excl. gain on portfolio sale and impact from repurchased Convertible Notes	$ 501	$ 529	(5)	$ 1,475	$ 1,467	1

nm – Not meaningful, denoting a variance of 1,000 percent or more.

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Bread Financial | October 24, 2024 11

Bread Financial | October 24, 2024 12 BREAD FINANCIAL HOLDINGS, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In millions, except percentages) As of or for the three months ended September 30, As of or for the nine months ended September 30, 2024 2023 % change 2024 2023 % change Average Tangible common equity Average Total stockholders’ equity 3,314 2,795 19 3,213 2,674 20 Less: average Goodwill and intangible assets, net (748) (775) (4) (753) (785) (4) Average Tangible common equity $ 2,566 $ 2,020 27 $ 2,460 $ 1,889 30 Tangible common equity (TCE) Total stockholders’ equity 3,112 2,864 9 3,112 2,864 9 Less: Goodwill and intangible assets, net (754) (771) (2) (754) (771) (2) Tangible common equity (TCE) $ 2,358 $ 2,093 13 $ 2,358 $ 2,093 13 Tangible assets (TA) Total assets 21,736 21,608 1 21,736 21,608 1 Less: Goodwill and intangible assets, net (754) (771) (2) (754) (771) (2) Tangible assets (TA) $ 20,982 $ 20,837 1 $ 20,982 $ 20,837 1 Continued on the following page

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED SUMMARY FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

	As of or for the three months ended September 30,			As of or for the nine months ended September 30,		
	2024	2023	% change	2024	2023	% change
Credit sales	$ 6,464	$ 6,668	(3)	$ 19,064	$ 21,098	(10)
Average credit card and other loans	$ 17,766	$ 17,540	1	$ 18,060	$ 18,199	(1)
End-of-period credit card and other loans	$ 17,933	$ 17,922	—	$ 17,933	$ 17,922	—
End-of-period direct-to-consumer deposits	$ 7,483	$ 6,098	23	$ 7,483	$ 6,098	23
Return on average assets(1)	0.1%	3.2%	(3.1)	1.6%	4.1%	(2.5)
Return on average equity(2)	0.4%	24.8%	(24.4)	11.3%	34.5%	(23.2)
Return on average tangible common equity(3)	0.5%	34.3%	(33.8)	14.8%	48.9%	(34.1)
Net interest margin(4)	18.8%	20.6%	(1.8)	18.5%	19.4%	(0.9)
Loan yield(5)	27.4%	28.6%	(1.2)	27.0%	27.1%	(0.1)
Efficiency ratio(6)	58.4%	48.7%	9.7	52.3%	48.2%	4.1
Double leverage ratio(7)	103.4%	127.4%	(24.0)	103.4%	127.4%	(24.0)
Common equity tier 1 capital ratio(8)	13.3%	12.9%	0.4	13.3%	12.9%	0.4
Total risk-based capital ratio(9)	14.6%	14.2%	0.4	14.6%	14.2%	0.4
Total risk-weighted assets(10)	$ 19,010	$ 18,730	1	$ 19,010	$ 18,730	1
Tangible common equity / tangible assets ratio (TCE/TA)(11)	11.2%	10.0%	1.2	11.2%	10.0%	1.2
Tangible book value per common share(12)	$ 47.48	$ 42.45	12	$ 47.48	$ 42.45	12
Payment rate(13)	14.0%	14.4%	(0.4)	14.0%	14.4%	(0.4)
Delinquency rate	6.4%	6.3%	0.1	6.4%	6.3%	0.1
Net loss rate(14)	7.8%	6.9%	0.9	8.3%	7.3%	1.0
Reserve rate	12.2%	12.3%	(0.1)	12.2%	12.3%	(0.1)

Note: Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.
(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.
(3) Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. ROTCE is a Non-GAAP financial measure.
(4) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.
(5) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.
(6) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.
(7) Double leverage ratio represents Parent Company investment in subsidiaries divided by BFH consolidated equity.
(8) Common equity tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets. In the calculation of tier 1 capital, we follow the Basel III Standardized Approach and therefore Total stockholders' equity has been reduced, primarily by Goodwill and intangible assets, net.
(9) Total risk-based capital ratio represents total capital divided by total risk-weighted assets. In the calculation of total capital, we follow the Basel III Standardized Approach and therefore tier 1 capital has been increased by tier 2 capital, which for us is the allowable portion of the Allowance for credit losses.
(10) Total risk-weighted assets are generally measured by allocating assets, and specified off-balance sheet exposures, to various risk categories as defined by the Basel III Standardized Approach.
(11) Tangible common equity over tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a Non-GAAP financial measure.
(12) Tangible book value per common share represents TCE divided by shares outstanding and is a Non-GAAP financial measure.
(13) Payment rate represents consumer payments during the last month of the period, divided by the beginning-of-month Credit card and other loans, including held for sale in applicable periods.
(14) Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022.

Bread Financial | October 24, 2024 13